EXHIBIT 4.5



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                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                       as
                                     Trustee



                               ------------------


                          NINTH SUPPLEMENTAL INDENTURE

                           Dated as of March 31, 2000

                               ------------------





                              10 1/2 % SENIOR NOTES
                                    DUE 2005














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



         NINTH SUPPLEMENTAL INDENTURE, dated and effective as of March 31, 2000, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

         WHEREAS, pursuant to the Eighth Supplemental Indenture dated as of March 21, 2000 (the "Eighth Supplemental Indenture"), among the Company, the guarantors party thereto ( the "Existing Guarantors") and the Trustee, the Company issued a series of Securities designated as its 10 1/2 % Senior Notes due 2005 in the aggregate principal amount of up to $150,000,000 (the "10 1/2 % Notes");

         WHEREAS, pursuant to Section 4.05 of the Indenture, if the Company organizes, acquires or otherwise invests in another Subsidiary which becomes a Restricted Subsidiary, then such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities on the terms set forth in the Indenture;

         WHEREAS, the execution of this Ninth Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this Ninth Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                              ADDITIONAL GUARANTORS

         1.1.     As of March 31, 2000, and  in accordance  with Section 4.05 of
the  Indenture,   the  following   Restricted   Subsidiaries  (the   "Additional
Guarantors") hereby unconditionally guarantee


NINTH SUPPLEMENTAL INDENTURE                                    Page  1
all of the Company's obligations under the 10 1/2 % Notes on the terms set forth in the Indenture, including without limitation Article Nine thereof, Article One of the Eighth Supplemental Indenture thereto and the Guarantees affixed thereto:


                                                              Jurisdiction of
Name                                                           Organization
----                                                           ------------
Astante Luxury Communities, Inc.                                 Delaware
DRH Cambridge Homes, LLC                                         Delaware
DRH Southwest Construction, Inc.                                California
DRH Title Company of Colorado, Inc.                              Colorado
Meadows VIII, Ltd.                                               Delaware

         1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the 10 1/2 % Notes.

                                   ARTICLE II.
                            MISCELLANEOUS PROVISIONS

         2.1 This Ninth Supplemental Indenture constitutes a supplement to the Indenture. The Indenture, and all Supplemental Indentures thereto, including without limitation this Ninth Supplemental Indenture, by and among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         2.2  The   parties  may  sign  any  number  of  copies  of  this  Ninth
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         2.3 In case any one or more of the provisions contained in this Ninth Supplemental Indenture or the Securities, including without limitation the 10 1/2 % Notes, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Ninth Supplemental Indenture or the Securities, including without limitation the 10 1/2 % Notes.

         2.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

         2.5 Any capitalized term used in this Ninth Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.


NINTH SUPPLEMENTAL INDENTURE                                    Page  2

         2.6 All covenants and agreements in this Ninth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Ninth Supplemental Indenture shall bind its successors and assigns.

         2.7 The laws of the State of New York shall govern this Ninth Supplemental Indenture, the Securities of each Series and the Guarantees.

         2.8 Except as amended by this Ninth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         2.9 This Ninth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Ninth Supplemental Indenture.

         2.10 All liability described in paragraph 12 of the 10 1/2 % Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         2.11 The Trustee accepts the modifications of the trust effected by this Ninth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Ninth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                             D.R. HORTON, INC.



                                          By:  /s/ Samuel R. Fuller
                                             --------------------------
                                             Samuel R. Fuller
                                             Executive Vice President, Treasurer
                                             and Chief Financial Officer




NINTH SUPPLEMENTAL INDENTURE                                    Page  3

                                        ADDITIONAL GUARANTORS:
                                        ---------------------
                                        Astante Luxury Communities, Inc.
                                        DRH Southwest Construction, Inc.
                                        DRH Title Company of Colorado, Inc.
                                        Meadows VIII, Ltd.



                                     By:  /s/ Samuel R. Fuller
                                        ---------------------------
                                        Samuel R. Fuller, Treasurer


                                     DRH Cambridge Homes, LLC

                                        By D.R. Horton, Inc. - Chicago, a member



                                     By:  /s/ Samuel R. Fuller
                                        ----------------------------
                                        Samuel R. Fuller, Treasurer


EXISTING GUARANTORS
-------------------
C. Richard Dobson Builders, Inc.
CHI Construction Company
CHTEX of Texas, Inc.
Continental Homes, Inc.
Continental Homes of Florida, Inc.
Continental Residential, Inc. (formerly L&W
Investments, Inc.)
D.R. Horton, Inc. - Birmingham
D.R. Horton, Inc. - Chicago
D.R. Horton, Inc. - Denver
D.R. Horton, Inc. - Greensboro
D.R. Horton, Inc. - Louisville
D.R. Horton, Inc. - Minnesota
D.R. Horton, Inc. - New Jersey
D.R. Horton, Inc. - Portland
D.R. Horton, Inc. - Sacramento
D.R. Horton, Inc. - San Diego
D.R. Horton, Inc. - Torrey
D.R. Horton Los Angeles Holding Company, Inc.
D.R. Horton San Diego Holding Company, Inc.



NINTH SUPPLEMENTAL INDENTURE                                    Page  4

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DRH Cambridge Homes, Inc.
DRH Construction, Inc.
DRH Tucson Construction, Inc.
DRHI, Inc.
KDB Homes, Inc.
Meadows I, Ltd.
Meadows IX, Inc.
Meadows X, Inc.



                                     By:  /s/ Samuel R. Fuller
                                        -------------------------
                                        Samuel R. Fuller, Treasurer

                                        CH Investments of Texas, Inc.
                                        Meadows II, Ltd.



                                     By:  /s/ William K. Peck
                                        --------------------------
                                        William K. Peck, President


                                        Continental Homes of Texas, L.P.

                                        By CHTEX of Texas, Inc., its general partner



                                     By:  /s/ Samuel R. Fuller
                                        --------------------------
                                        Samuel R. Fuller, Treasurer


                                        D.R. Horton Management Company, Ltd.
                                        D.R. Horton - Texas, Ltd.

                                        By Meadows I, Ltd., its general partner



                                     By: /s/ Samuel R. Fuller
                                        ---------------------------
                                        Samuel R. Fuller, Treasurer


NINTH SUPPLEMENTAL INDENTURE                                    Page  5

                                        SGS Communities at Grande Quay, LLC

                                        By Meadows IX, Inc., a member



                                     By:  /s/ Samuel R. Fuller
                                        -----------------------------
                                        Samuel R. Fuller, Treasurer

                                        and

                                        By Meadows X, Inc., a member



                                     By:  /s/ Samuel R. Fuller
                                        -----------------------------
                                        Samuel R. Fuller, Treasurer


NINTH SUPPLEMENTAL INDENTURE                                    Page  6

                                 AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY, as Trustee



                                     By:  /s/ Herbert J. Lemmer
                                        ------------------------------
                                        Name:  Herbert J. Lemmer
                                        ------------------------------
                                        Title:    Vice President
                                        ------------------------------



NINTH SUPPLEMENTAL INDENTURE                                    Page 7